EXHIBIT 99.1

Orion Group Holdings, Inc. Announces Closing of $103 Million Senior Secured Credit Facility and $13 Million Equipment Sale-Leaseback

HOUSTON, May 16, 2023 (GLOBE NEWSWIRE) -- Orion Group Holdings, Inc. (NYSE: ORN) (the "Company"), a leading specialty construction company, today announced the closing of a new 3-year $103 million senior secured asset based credit facility with White Oak ABL, LLC and White Oak Commercial Finance, LLC, which are the asset based lending affiliates of White Oak Global Advisors, LLC, (collectively, “White Oak ”). This credit facility has replaced the Company’s $42.5 million revolver with Regions Bank and other lenders. At the same time, the Company entered into a $13 million sale-leaseback of certain concrete segment equipment with Gordon Brothers (the “Sale-Leaseback”).

The new credit facility includes a $65 million asset based revolving credit facility (the “Revolver”) and a $38 million fixed asset term loan (the “Term Loan”). The Revolver will initially bear interest at a rate of the 30-day SOFR plus 5.5% and the Term Loan at a rate of the 30-day SOFR plus 8.0%, subject to a SOFR floor of 4.0%. At closing, the Company made an initial Revolver draw of $9.5 million. Borrowings from the facility will primarily be used to refinance existing debt as well as for other general corporate and working capital purposes. The Sale-Leaseback includes equipment on lease schedules of 24-months and 36-months.

"This new credit facility and $13 million Sale-Leaseback provide increased financial flexibility and additional capital to take advantage of our growth opportunities. We are now well positioned to execute our strategic plan and deliver improved financial results to our stakeholders,” said Travis Boone, Orion’s President and Chief Executive Officer. “White Oak has been a collaborative partner and we appreciate their support and strong vote of confidence.”

Tom Otte, Head of White Oak ABL, LLC added, “We are very impressed with Orion’s new management and their strategy to unlock the embedded value of the company. Orion’s recent major wins like the Pearl Harbor project for the Navy strengthened our conviction that White Oak is the right financing partner to help Orion fulfill its growth potential.”

About Orion Group Holdings

Orion Group Holdings, Inc., a leading specialty construction company serving the infrastructure, industrial and building sectors, provides services both on and off the water in the continental United States, Alaska, Hawaii, Canada and the Caribbean Basin through its marine segment and its concrete segment. The Company’s marine segment provides construction and dredging services relating to marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental dredging, design, and specialty services. Its concrete segment provides turnkey concrete construction services including place and finish, site prep, layout, forming, and rebar placement for large commercial, structural and other associated business areas. The Company is headquartered in Houston, Texas with regional offices throughout its operating areas. https://www.oriongroupholdingsinc.com.

About White Oak Global Advisors

White Oak Global Advisors, LLC (“WOGA”) is a leading alternative debt manager specializing in originating and providing financing solutions to support small and middle market enterprises at every stage of their lifecycle. WOGA and its financing affiliates optimize capital structure based on available assets and cash flow and provide over twenty lending products to the market that include term, asset-based, and equipment loans. Since its inception in 2007, WOGA and its affiliates have deployed over $10 billion across its product lines, utilizing a hands-on, disciplined investment process that focuses on delivering risk-adjusted investment returns to investors, while establishing long-term partnerships with its borrowers. More information can be found at www.whiteoaksf.com.

About White Oak Commercial Finance

White Oak Commercial Finance, LLC (WOCF) is a global financial products and services company providing credit facilities to companies across the economy. WOCF’s solutions include asset-based lending, full-service factoring, invoice discounting, government contract financing, lender financing, supply chain financing, inventory financing, US import/export financing, trade credit risk management, account receivables management and credit and collections support. The firm has offices and personnel throughout the US, UK, and Australia, including San Francisco, Charlotte, Washington D.C., Atlanta, Los Angeles, London, Glasgow, and Sydney. WOCF is an affiliate of White Oak Global Advisors, LLC and its institutional clients. More information can be found at www.whiteoaksf.com/commercialfinance.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, of which provisions the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or 'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, outlook, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release, and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, gross profit, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, and our ability to negotiate and obtain the refinancing of our credit facility, the terms, restrictions, and covenants of our refinancing, and the timing of such refinancing, are forward-looking statements. Forward-looking statements also include project award announcements, estimated project start dates, anticipated revenues, and contract options which may or may not be awarded in the future.  Forward-looking statements involve risks, including those associated with the Company's fixed price contracts that impacts profits, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, levels and predictability of government funding or other governmental budgetary constraints, the effects of the ongoing COVID-19 pandemic, and any potential contract options which may or may not be awarded in the future, and are at the sole discretion of award by the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise, except as required by law.

Please refer to the Company's 2022 Annual Report on Form 10-K, filed on March 16, 2023, which is available on its website at www.oriongroupholdingsinc.com or at the SEC's website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

Contacts:

Financial Profiles, Inc.

Margaret Boyce 310-622-8247

Donni Case 310-622-8224

ORN@finprofiles.com